                                                                   EXHIBIT 10.47

October 31, 1996

VIA FACSIMILE: (812/421-0173)
AND OVERNIGHT MAIL

Royce K. Traylor
Sales Manager
Kindill Mining, Inc.
101 Court Street, Suite 106
Evansville, Indiana 47708

RE:  LG&E EXERCISE OF OPTION

Dear Royce:

This letter is formal notice that Louisville Gas and Electric Company ("LG&E") is exercising its option under Section 3.2 of the Spot Coal Supply Agreement dated June 1, 1996 between LG&E and Kindill Mining, Inc. to extend the term of the Agreement through December 31, 1997. LG&E hereby designates 750,000 tons as the quantity to be delivered during 1997. LG&E will submit a delivery schedule.

Please let me know if you have any questions or comments.

Sincerely,


Greg P. Cantrell, Director
Fuels Procurement and Delivery


/LFB